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                                                                      EXHIBIT 17

                               [MITSUI LETTERHEAD]

                                                              September 14, 2006

Penske Corporation
2555 Telegraph Road
Bloomfield Hills
Michigan 48302-0954

Attention: General Counsel

       RE: Stockholders Agreement, dated March 26, 2004, among International
           Motor Cars Group I, L.L.C., International Motor Cars Group II, L.L.C., Mitsui & Co., Ltd. ("Mitsui Japan"), Mitsui & Co. (U.S.A.), Inc. ("Mitsui USA"), Penske Corporation ("Penske") and Penske Automotive Holdings Corp. (the "Agreement"); capitalized terms used without definition have the meanings specified in the Agreement.

Ladies and Gentlemen:

     Mitsui Japan and Mitsui USA (together, "Mitsui") are considering the purchase of shares of common stock of United Auto Group, Inc. (the "Company") from a number of individual sellers, all of which are members of Penske Associates, LLC, pursuant to a number of purchase agreements and the execution, delivery and performance of such purchase agreements and all required actions contemplated thereby (the "Proposed Transaction").

     In that connection, as a courtesy, we advise you that the securities to be purchased by Mitsui in the Proposed Transaction will be Common Stock Beneficially Owned by them for purposes of the Agreement, including without limitation under Article II and Article III thereof.

     We are appreciative of the important relationship between Mitsui and Penske.

     Please confirm your agreement with the foregoing by causing this letter to be signed by an authorized officer and faxed to our counsel, Debevoise & Plimpton LLP, attention: Oliver Olah, at 212-521-7731, at your earliest convenience.

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     Thank you for your prompt attention to this matter.

                                        Very truly yours,

                                        MITSUI & CO., LTD.


                                        By: /s/ Tatsuo Nakayama
                                            ------------------------------------
                                        Name: Tatsuo Nakayama
                                        Title: General Manager
                                               1st Motor Vehicles Division


                                        MITSUI & CO. (U.S.A.), INC.


                                        By: /s/ Kazuki Okamura
                                            ------------------------------------
                                        Name: Kazuki Okamura
                                        Title: Senior Vice President and
                                               General Manager
                                               Machinery Division

We hereby confirm our agreement with the foregoing as described above. Signed this 14th day of September, 2006.

PENSKE CORPORATION


By: /s/ Robert H. Kurnick, Jr.
    ------------------------------------
Name: Robert H. Kurnick, Jr.
Title: President


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We hereby also confirm our agreement with the foregoing as described above.

INTERNATIONAL MOTOR CARS GROUP I, L.L.C.


By: /s/ James A. Hislop
    ------------------------------------
Name: James A. Hislop
Title: Managing Member,
       Penske Capital Partners, L.L.C.


INTERNATIONAL MOTOR CARS GROUP II, L.L.C.


By: /s/ James A. Hislop
    ------------------------------------
Name: James A. Hislop
Title: Managing Member,
       Penske Capital Partners, L.L.C.


PENSKE AUTOMOTIVE HOLDINGS CORP.


By: /s/ Roger S. Penske
    ------------------------------------
Name: Roger S. Penske
Title: Vice President


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